Exhibit 10.4

AGREEMENT

          This Agreement (“Agreement”) was made as of this 4th day of April, 2003, by and among United Bankshares, Inc., a West Virginia corporation (the “Corporation”), United Bank, a Virginia state-chartered bank (the “Bank”) and James G. Tardiff (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in either the Executive Employment Agreement dated as of January 2, 2002, as amended (the “Employment Agreement”) or the Agreement and Plan of Reorganization by and between the Corporation and Sequoia Bancshares, Inc., a Delaware corporation (“Sequoia”), dated as of April 4, 2003, (the “Merger Agreement”).

WITNESSETH:

          WHEREAS, pursuant to the Merger Agreement, Corporation and Bank recognize that (i) the Executive’s continued service to the Corporation and Bank is needed and adds value to the operations of both Corporation and Bank after the Effective Time of the Merger; and (ii) that the Executive’s continued service to Corporation and Bank will maximize the potential of the strategic business combination contemplated under the Merger Agreement; and

          WHEREAS, the parties have agreed to enter into this Agreement to provide for the termination by Executive of his Employment Agreement, such termination to be conditioned upon consummation of the Merger; and

          WHEREAS, Corporation and Bank agreed to assume the obligations of Sequoia under the Employment Agreement conditioned upon consummation of the Merger; and

          WHEREAS, Corporation and Bank consider the availability of Executive’s services to be important to the management and conduct of Corporation’s and Bank’s business and desire to secure the continued availability of Executive’s services; and

          WHEREAS, Executive is willing to make his services available to Corporation and Bank on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          1.     Consulting Arrangement. Upon commencement of the term of this Agreement, Executive shall serve as a consultant to the Corporation and the Bank under the terms of this Agreement.

          2.     Status of Executive. Executive shall, for all purposes under this Agreement, be treated as an independent contractor.

          3.     Services to be Provided by Executive. During the term of this Agreement, Executive shall provide services on a mutually agreeable schedule which are consistent with his role as a consultant, including promoting the products and services of Corporation and Bank to the customer base of Sequoia and its subsidiaries, maintaining relationships and soliciting business with such former customers, general customer and employee relations, public relations, assisting in strategic planning and the full development of the potential of the strategic combination contemplated in the Merger Agreement, assisting in the smooth and orderly transition of management and employees from Sequoia and its subsidiaries to Corporation and Bank, and such other services and duties consistent with the forgoing as maybe reasonably assigned to him from time to time by the Board of Directors of Bank or Corporation. Executive hereby accepts and agrees to the above-described services subject to the general supervision and pursuant to the orders, advice and direction of the Board of Directors of either Bank or Corporation. In addition to the foregoing, Executive shall be elected to the Board of Directors of Corporation as provided in Section 7.14 of the Merger Agreement.

          4.     Compensation. In exchange for the services described in Paragraph 4 above, Executive shall be entitled to receive cash compensation of $250,000 during the term of this Agreement. The cash compensation provided herein shall be paid in quarterly installments beginning on the Commencement Date. Additionally, during the term of this Agreement, Executive may continue his exclusive use of the office currently provided by Sequoia.

          During the term of this Agreement, Executive shall (i) be entitled to participate in the Bank’s welfare benefit plans (health, life and disability) on the same terms as if he were employed as a senior executive of the Bank or be provided with comparable coverage on an individual basis in the event that the Bank cannot provide such coverage directly by reason of Executive’s status as an independent contractor, (ii) be provided with the use of a company-owned or leased vehicle similar to the vehicle used by Executive prior to the Merger and on the same terms as such vehicle was made available to the Executive, and (iii) with respect to the period of the Executive’s service as a consultant to the Bank under this Agreement, receive full credit for a “Year of Service” for purposes of determining the Executive’s benefit under the Amended and Restated Salary Continuation Agreement between Executive and Sequoia Bank, as amended, which agreement has been assumed as an obligation of the Bank.

          5.     Term of Agreement. The term of this Agreement shall commence on the last to occur of January 2, 2004 or the Effective Date (as such term if defined in the Merger Agreement) (the “Commencement Date”) and shall terminate 12 months thereafter.

          6.     Non-Compete; Confidentiality; Non-Solicitation.

               (a)     The Executive agrees that during this Agreement and during the two-year period after termination of this Agreement, the Executive will not, directly or indirectly, (i) become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company (or any other entity offering products or services competing with such institution or company) which has an office in Virginia, Maryland or the District of Columbia. (a “Competing Business”), provided, however, that this provision shall not prohibit the Executive from owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded, or (ii) solicit (whether by mail, telephone, personal meeting or any other means) any customer of United or any of its subsidiaries to transact business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with United or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between United or its subsidiaries and any such customers.

               (b)     Except as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Executive shall keep secret and confidential and shall not disclose to any third party (other than the Company, United or any of their respective subsidiaries) in any fashion or for any purpose whatsoever any information regarding the Company, United or any of their respective subsidiaries which is not available to the general public to which the Executive had access at any time during the course of the Executive’s employment by the Company or any of its subsidiaries, including, without limitation, any such information relating to: business or operations; plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development operations or plans; customers and customer lists; distribution, sales, service, support and marketing practices and operations; financial condition, results of operations and prospects; operational strengths and weaknesses; and personnel and compensation policies and procedures.

               (c)     Executive agrees that during this Agreement and the two-year period after termination of this Agreement, Executive shall not, on his own behalf or on behalf of any other person, corporation or entity, either directly or indirectly, solicit, induce, recruit or cause another person in the employ of United or its affiliates to terminate his or her employment for the purpose of joining, associating or becoming an employee with any business which is in competition with any business or activity engaged in by United or its affiliates.

               (d)     The Executive agrees that damages at law will be an insufficient remedy to United in the event that the Executive violates any of the provisions of paragraph (a), (b) or (c) of this Section 6, and that United may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened or attempted breach of or otherwise to specifically enforce any of the covenants contained in paragraph (a), (b) or (c) of this Section 6. The Executive hereby consents to any injunction (temporary or otherwise) which may be issued against the Executive and to any other court order which may be issued against the Executive from violating, or directing the Executive to comply with, any of the covenants in paragraph (a), (b) or (c) of this Section 6. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to United against the Executive for such breaches or threatened or attempted breaches.

               (e)     In addition to United’s rights set forth in paragraph (d) of this Section 6, in the event that the Executive shall violate the terms and conditions of paragraphs (a), (b) or (c) of this Section 6, United and its subsidiaries may terminate any payments or benefits of any type and regardless of source payable by United or its subsidiaries, if applicable, to the Executive, other than with respect to payments or benefits to the Executive under plans or arrangements that are covered by the Employee Retirement Income Security Act of 1974, as amended.

          7.     Conflicting Agreements. Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

          8.     Definition of “Person”. For purposes of this Agreement, the term “Person” shall mean an individual, a corporation, an association, a partnership, an estate, a limited liability company, and any other entity or organization.

          9.     Assignment; Successors and Assigns, etc. Neither the Corporation and Bank nor the Executive may make an assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, and without such consent, any attempted transfer or assignment shall be null and of no effect; provided, however, that the Corporation and Bank may assign their rights under this Agreement without consent of the Executive in the event that the Corporation and Bank shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person and such other Person assumes the obligations of the Corporation and Bank under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Corporation and Bank and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

          10.     Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or enforceable, shall not be affected thereby, and each portion and provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          11.     Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party or any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

          12.     Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by the duly authorized representatives of the Corporation and Bank.

          13.     Governing Law. This Agreement shall be construed under and be governed in all respects by the laws of the Commonwealth of Virginia, to the extent not preempted by Federal law.

          14.     Complete Agreement. Except as otherwise provided in this Agreement, on and after the Commencement Date, this Agreement shall supersede any other agreement, written or oral, pertaining to the subject matter of this Agreement, other than that certain Executive Agreement of even date herewith which the Executive is a party.

          IN WITNESS WHEREOF, this Agreement has been executed by the Corporation and Bank, by their respective duly authorized officers, and by the Executive, as of the date first written above.

UNITED BANKSHARES, INC.

By:	/s/ Richard M. Adams

Name: Richard M. Adams Title: Chairman and Chief Executive Officer

UNITED BANK

By:	/s/ James J. Consagra, Jr.

Name: James J. Consagra, Jr. Title: Chief Financial Officer and Chief Operating Officer

EMPLOYEE:

/s/ James G. Tardiff

JAMES G. TARDIFF